UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Prior to February 2, 2012, we filed annual, quarterly and periodic reports through EDGAR with Antero Resources Finance Corporation as the primary registrant.  Beginning on February 2, 2012, we have filed and intend to file all future annual, quarterly and periodic reports through EDGAR with Antero Resources LLC as the primary registrant.  Accordingly, in order to assist investors in accessing all of our relevant historical disclosures, we are re-filing this report through EDGAR with the primary registrant changed to Antero Resources LLC.  No other changes have been made to the disclosure contained in this report, and this report does not disclose any new information.

i

Item 1.01              Entry Into Material Definitive Agreement.

Purchase Agreement

On July 27, 2011, Antero Resources Finance Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), Antero Resources LLC (the “Parent”) and the other guarantors listed in Schedule 2 thereto, which provides for the sale by the Company of $400,000,000 aggregate principal amount of its 7.25% Senior Notes due 2019 (the “Notes”) to the Initial Purchasers (the “Offering”).  The Notes are jointly and severally, fully and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis by the Parent, all of its wholly-owned subsidiaries (other than the Company) and certain of its future restricted subsidiaries (collectively, the “Guarantors”).

The Notes and the Guarantees were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereunder.  The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Notes and Guarantees was 100% of their principal amount. The Company received net proceeds from the issuance and sale of the Notes of approximately $392.8 million, after discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering to repay outstanding borrowings under its senior secured revolving credit facility and for general corporate purposes, including potential acquisitions of additional properties in its core areas.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. In particular, affiliates of each of the Initial Purchasers are lenders under the Parent’s credit facility and therefore will receive their pro rata share of the proceeds from the sale of the Notes.  The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

In addition, the Company has agreed with the Initial Purchasers not to offer or sell any debt securities (other than the Notes or any notes to issued in an exchange offer for the Notes) for a period of 60 days after the date of the Purchase Agreement without the prior consent of J.P. Morgan Securities LLC.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture

On August 1, 2011, the Company successfully closed the Offering.  The Notes were issued pursuant to an indenture, dated as of August 1, 2011 (the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes rank (i) senior in right of payment to all of the Company’s future subordinated indebtedness, (ii) equal in right of payment with all of the Company’s other existing and future senior indebtedness and (iii) effectively junior to any future secured indebtedness of the Company, to the extent of the value of the collateral securing such indebtedness.  The Guarantees rank (i) senior in right of payment to all of the Guarantors’ future subordinated indebtedness, (ii) equal in right of payment with all of the Guarantors’ other existing and future senior indebtedness and (iii) effectively junior to any existing and future secured indebtedness of the Guarantors’, to the extent of the collateral securing such indebtedness and (iv) effectively junior to all future indebtedness of any non-guarantor subsidiary of the Guarantors.

Interest on the Notes accrues from and including August 1, 2011 at a rate of 7.25% per year.  Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2012.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends, repurchase equity securities, redeem subordinated debt or make investments or other restricted payments;

•	transfer or sell assets;

•	create or incur liens;

•	change the Company’s line of business;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer substantially all of the Company’s assets.

These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications.

On or after August 1, 2014, the Company may redeem all or part of the Notes at the following redemption prices, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date:

Year	Percentage
2014	105.438%
2015	103.625%
2016	101.813%
2017 and thereafter	100.000%

In addition, on or prior to August 1, 2014, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 107.25% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of such redemption.

At any time prior to August 1, 2014, the Company may redeem the Notes, in whole or in part, at a redemption equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as defined in the Indenture), together with any accrued and unpaid interest to the date of such redemption.

If a Change of Control (as defined in the Indenture) occurs at any time prior to January 1, 2013, the Company may, at its option, redeem all, but not less than all, of the Notes at a redemption price equal to 110% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a Change of Control, unless the Company has exercised its optional redemption right in respect of the Notes, the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to the date of purchase.

A copy of the Indenture is filed as Exhibit 4.1 hereto, and are incorporated herein by reference, and the above description of the Indenture and the Notes contained herein is qualified in entirety by the full text of such instruments.

Registration Rights Agreement

Also on August 1, 2011, in connection with the closing of the Offering, the Company and each of the Guarantors (collectively, the “Issuers”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the Initial Purchasers, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or provide for any increase in annual interest rate for failure to comply with this should holders of the Notes suffer damage if the Issuers fail to fulfill their obligations under the Registration Rights Agreement) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the Guarantees thereof, (b) to use their reasonable best efforts to cause the (i) Exchange Offer Registration Statement to become and remain effective under the Securities Act until 180 days following the Exchange Date (as defined in the Registration Rights Agreement) or (ii) if applicable, the shelf registration statement to become and remain effective under the Securities Act until one year following effectiveness, and (c) to use their reasonable best efforts to commence the exchange offer not later than 60 days after the date on which the Exchange Offer Registration Statement is declared effective.  If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, including if the exchange offer is not completed or if the shelf registration statement is not declared effective by September 4, 2012, they will be required to pay additional interest of 1% to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is being filed as Exhibit 4.3 hereto and is incorporated herein by reference. The above description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03              Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of August 1, 2011, by and among Antero Resources Finance Corporation, the several guarantors named therein and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 7.25% Senior Note due 2019 (included in Exhibit 4.1).
4.3

Registration Rights Agreement, dated as of August 1, 2011, by and among Antero Resources Finance Corporation, the several guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.1

Purchase Agreement, dated as of July 27, 2011, by and among Antero Resources Finance Corporation, the guarantors party thereto and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

By:	/s/ Glen C. Warren, Jr.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: April 11, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Indenture, dated as of August 1, 2011, by and among Antero Resources Finance Corporation, the several guarantors named therein and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 7.25% Senior Note due 2019 (included in Exhibit 4.1).
4.3

Registration Rights Agreement, dated as of August 1, 2011, by and among Antero Resources Finance Corporation, the several guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.1

Purchase Agreement, dated as of July 27, 2011, by and among Antero Resources Finance Corporation, the guarantors party thereto and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.